Exhibit 10.1

ACQUISITION AGREEMENT AND PLAN OF MERGER

THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on this 30th day of May 2025, by and among:

(A)	SeD Intelligent Home Inc., a Nevada corporation (“SeD”);
(B)	LiquidValue Development, Inc., a Nevada corporation (the “Public Company”);
(C)	LVD Merger Corp., a Nevada corporation (the “Merger Sub”);
(D)	Winning Catering Management Limited, a British Virgin Islands corporation (“Winning Group”);
(E)	Winning Holdings Limited, a British Virgin Islands corporation (“Winning Holdings”); and
(F)	Pure Talent Group Limited, a British Virgin Islands corporation (“PTGL” and together with SeD, the Public Company, the Merger Sub, the Winning Group and Winning Holdings, the “Parties,” and each a “Party”).

WITNESSETH:

WHEREAS, SeD is the majority shareholder of the Public Company;

WHEREAS, the Public Company is the sole shareholder of the Merger Sub;

WHEREAS, Winning Holdings was incorporated in the British Virgin Islands (the “BVI”) on 20th Day of May 2025, with Lau Yat Hin and Lau Yat Chun as its sole shareholders;

WHEREAS, Winning Group was incorporated in the BVI on 26th Day of May 2025 and owns 100% of the equity in each of the following subsidiaries incorporated in Hong Kong:

i.	Wing Nin Catering Development Co. Ltd.;
ii.	Wing Nin Catering Development (HK) Co. Ltd.;
iii.	Wing Nin Noodle Shop Co. Ltd.;
iv.	Wing Nin Food Processing Ltd.; and
v.	Wing Nin Cart Noodle Ltd.;

WHEREAS, certain of the Parties hereto entered into a non-binding term sheet to express their intent to prepare and enter into definitive agreements for the purposes of a transaction whereby shares of the Public Company would be issued to Winning Holdings and PTGL in exchange for the Public Company’s acquisition of the Winning Group;

WHEREAS, the board of directors of each of the Public Company and the Merger Sub have each determined that a merger of the Merger Sub with and into Winning Group (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of the Merger Sub, the Public Company, and the shareholders thereof, and accordingly, their respective boards of directors have each approved the Merger;

WHEREAS, the board of directors and shareholders of Winning Group have determined that the Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of the shareholders of Winning Group, and accordingly each board of directors has approved the Merger;

WHEREAS, the parties acknowledge that the Public Company, upon the Closing of the transaction contemplated hereby, shall be a “shell” company, as that term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended (17 CFR 240.12b-2), and accordingly shall have nominal activities and assets, following the planned removal of certain assets currently owned by the Public Company;

WHEREAS, the Public Company has agreed to issue 3,754,897,728 shares of the Public Company’s common stock to Winning Holdings at the Closing of the transaction contemplated hereby, which shall represent 80% of the issued and outstanding shares of the Public Company immediately following the Closing;

WHEREAS, the Public Company has agreed to issue 234,681,108 shares of the Public Company’s common stock to PTGL at the Closing of the transaction contemplated hereby, which shall represent 5% of the issued and outstanding shares of the Public Company immediately following the Closing;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be a tax-free exchange;

ARTICLE I.

DEFINITIONS

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

When used in this Agreement, the following terms shall have the following meanings:

1.01 Certificate of Merger. “Certificate of Merger” shall mean a Certificate of Merger in a form to be mutually agreed to by the Parties hereto and attached to this Agreement by amendment as Exhibit A and to be filed with the Registrar or other appropriate office of the BVI (collectively, the “Registrar”).

1.02 Closing. “Closing” and “Closing Date” shall mean the closing of the transactions contemplated by this Agreement.

1.03 Effective Time. “Effective Time” shall mean the date of which the Certificate of Merger is properly filed with the BVI Business Companies Act, as required under the applicable provisions of the law of such jurisdiction, or at such other time as is permissible in accordance with the BVI Business Companies Act.

1.04 Material Adverse Change; Material Adverse Effect. “Material Adverse Change” or “Material Adverse Effect” means any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party taken as a whole.

1.05 Person. “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

1.06 Subsidiary. A “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests) is owned directly or indirectly by such first person.

1.07 Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in Section 2.01.

ARTICLE II.

THE MERGER

2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger and in accordance with the BVI Business Companies Act, at the Effective Time of the Merger, the Merger Sub shall merge with Winning Group, and Winning Group shall continue as a subsidiary of the Public Company and shall continue its corporate existence under the BVI Business Companies Act (the “Surviving Corporation”).

2.02 Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Registrar of the BVI in accordance with provisions of the BVI Business Companies Act, or at such other time as is permissible in accordance with the BVI Business Companies Act. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time”.

2.03 Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814, unless another place is agreed to in writing by the parties hereto.

2.04 Manner and Basis of Converting Shares. At the Effective Time, the 10,000 shares of Winning Group that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 3,754,897,728 shares of the common stock of the Public Company. As of the Effective Time, all of the common stock of the Winning Group issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be exchanged for 10,000 shares of Winning Group, all of which shares of Winning Group shall be held by the Public Company as the sole shareholder of the Surviving Corporation following the Effective Time. Accordingly, Winning Holdings shall have received an aggregate total of 3,754,897,728 shares of the common stock of the Public Company and the Public Company shall own all of the issued and outstanding shares of Winning Group. All shares to be issued hereby shall be issued as of the Effective Time of the Merger, by virtue of the Merger. The 3,754,897,728 shares of the Public Company’s common stock to be issued to Winning Holdings pursuant to this Agreement shall upon issuance be duly authorized, validly issued, fully paid and non-assessable. The 10,000 shares of the Surviving Corporation to be issued to the Public Company shall be duly authorized, validly issued, fully paid and non-assessable. The certificates representing the shares of common stock to be issued pursuant to this Agreement shall bear an appropriate legend indicating that such shares have not been registered pursuant to the Securities Act of 1933, as amended. Those certificates representing the shares of common stock in the Surviving Corporation shall bear any legend required by the laws of the BVI, including but not limited to the BVI Business Companies Act.

2.05 Effective Date of Merger. As soon as practicable, the parties shall file the Certificate of Merger with the Registrar, executed in accordance with the relevant provisions of the BVI Business Companies Act and shall make all other filings or recordings required thereunder. The Merger shall become effective at such date as the Certificate of Merger is duly filed with the Registrar of the BVI, or at such other time as is permissible in accordance with the BVI Business Companies Act (the time the Merger becomes effective being the “Effective Time of the Merger”). The Public Company shall use reasonable efforts to have the Closing Date and the Effective Time of the Merger to be the same day.

2.06 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the BVI Business Companies Act.

2.07 Shares to be Issued to PTGL. At the Closing, the Public Company shall issue to PTGL 234,681,108 shares of the Public Company’s common stock. The certificates representing the shares of common stock to be issued pursuant to this Agreement shall bear an appropriate legend indicating that such shares have not been registered pursuant to the Securities Act of 1933, as amended.

2.08 Capitalization of the Public Company. The Parties hereto hereby acknowledge and agree that the table set forth as Exhibit B hereto sets forth the Parties’ understanding regarding the ownership of the Public Company following the completion of the transactions contemplated hereby.

2.09 Management of the Public Company. The Parties hereto hereby agree that following the Closing, the Board of the Public Company shall consist of five members, and SeD shall have the right, to the fullest extent permitted by the laws of the United States and the State of Nevada, as well as the rules of any exchange on which the Public Company’s shares may be traded, to appoint one representative to the Board of the Public Company, and Winning Holdings shall have the right, to the fullest extent permitted by the laws of the United States and the State of Nevada, and the rules of any exchange on which the Public Company’s shares may be traded, to appoint four representatives to the Board of the Public Company.

2.10 Articles of Incorporation; Bylaws.

(a) The Articles of Incorporation of Winning Group in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Winning Group shall be a wholly-owned subsidiary of the Public Company. The Public Company’s Articles of Incorporation shall not be amended or changed hereby.

(b) The Bylaws of Winning Group in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Public Company’s Bylaws shall not be amended or changed hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of Winning Holdings and Winning Group. Winning Holdings and Winning Group, including in each case on behalf of themselves and any and all subsidiaries thereof (“Winning Group of Companies”) represents and warrants to the other parties as follows:

(a) Organization, Standing and Corporate Power. Each of the entities in the Winning Group of Companies is duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation. Winning Group of Companies collectively have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The issued and outstanding shares of Winning Group consists of 10,000 shares that are held by two (2) shareholders. Winning Group has no other securities of any nature issued or outstanding. All outstanding shares of Winning Group are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Winning Group having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Winning Group may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Winning Group is a party or by which it is bound obligating the Winning Group to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Winning Group or other equity or voting securities of the Winning Group or obligating the Winning Group to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Winning Group to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Winning Group or any other securities of the Winning Group.

(c) Authority; Non-contravention. Winning Group of Companies have the requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by Winning Group of Companies and the consummation by Winning Group of Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Winning Group of Companies. This Agreement has been duly executed and delivered by Winning Group of Companies and constitutes a valid and binding obligation of Winning Group of Companies, enforceable against Winning Group of Companies in accordance with its terms.

(d) Certificate of Incorporation, Bylaws and Minute Books. Copies of the Certificate of Incorporation and of the other corporate documents of each of the entities of Winning Group of Companies which will be delivered to the Public Company are true, correct and complete copies thereof. The minute books of Winning Group of Companies which will be made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of Winning Group of Companies since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of any of the entities of Winning Group of Companies or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Winning Group of Companies or their properties or assets which violation, individually or in the aggregate, would have a material adverse effect on Winning Group of Companies taken as a whole, or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required by or with respect to Winning Group of Companies in connection with the execution and delivery of this Agreement by Winning Group of Companies, or the consummation by Winning Group of Companies of the transactions contemplated hereby.

(f) Books and Records. Winning Group of Companies have made and will make available for inspection by the Public Company upon reasonable request all the books of account, relating to the business of Winning Group of Companies. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to the Public Company by Winning Group of Companies are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. Winning Group of Companies are and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to them, their properties or the operation of their businesses.

(h) Liabilities and Obligations. Winning Group of Companies have no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Winning Group of Companies financial statements delivered to the Public Company that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(i) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Winning Group of Companies threatened against or affecting Winning Group of Companies, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Winning Group of Companies.

(j) Taxes. Winning Group of Companies have filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Winning Group of Companies have paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. Winning Group of Companies know of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(k) Licenses, Permits. Winning Group of Companies own or possess in the operation of their business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(l) Wholly Owned Subsidiaries of Winning Group. The following entities are wholly owned subsidiaries of Winning Group, as of the date of this Agreement:

i.	Wing Nin Catering Development Co. Ltd.;
ii.	Wing Nin Catering Development (HK) Co. Ltd.;
iii.	Wing Nin Noodle Shop Co. Ltd.;
iv.	Wing Nin Food Processing Ltd.; and
v.	Wing Nin Cart Noodle Ltd.

3.02 Representations and Warranties of the Public Company and Merger Sub. The Public Company and the Merger Sub each represent and warrant to the other parties as follows:

(a) Organization, Standing and Corporate Power. The Public Company and the Merger Sub are duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation. The Public Company and the Merger Sub collectively have all requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary.

(b) Subsidiaries. The Public Company has no Subsidiaries other than the Merger Sub. Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Merger Sub was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Public Company has delivered or made available to Winning Group complete and accurate copies of the charter, bylaws or other organizational documents of the Merger Sub. The Merger Sub has no assets, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All shares of the Merger Sub are owned by the Public Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Public Company or the Merger Sub is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Merger Sub (except as contemplated by this Agreement).

(c) Capital Structure. The authorized capital stock of the Public Company consists of 1,000,000,000 shares of common stock, $0.001 par value, of which 704,043,324 shares are issued and outstanding as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Public Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Public Company may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Public Company is a party or by which it is bound obligating the Public Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Public Company or other equity or voting securities of the Public Company or obligating the Public Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Public Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Public Company or any other securities of the Public Company. Those 704,015,730 shares of the Public Company’s common stock presently owned by SeD were validly issued by the Public Company. Prior to the Closing, the Public Company shall increase its authorized shares from 1,000,000,000 to 5,000,000,000 shares.

3.03 Survival of Representations and Warranties. The representations and warranties of the parties made in Article III of this Agreement shall not survive beyond the five (5) year anniversary of the Effective Time.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

4.02 Conditions to Obligations of the Public Company. The obligation of the Public Company to effect the Merger are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by the Public Company:

(a) Representations and Warranties. The representations and warranties of Winning Group of Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of Winning Group of Companies. Winning Group of Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(c) Closing Documents. The Public Company shall have received all closing documents as counsel for the Public Company shall request.

(d) Consents. Winning Group of Companies shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the sole opinion of the Public Company, individually or in the aggregate, have a material adverse effect on Winning Group of Companies and of their subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. Winning Group of Companies shall also have received the approval of their shareholders in accordance with applicable law.

(e) Due Diligence Review. The Public Company shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Winning Group of Companies and shall not have determined that any of the representations or warranties of Winning Group of Companies or their shareholders contained herein are, as of the date hereof or the Closing, inaccurate in any material respect or that Winning Group of Companies or their shareholders is otherwise in violation of any of the provisions of this Agreement.

(f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of the Public Company, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Winning Group of Companies, the consequences of which, in the judgment of the Public Company, could be materially adverse to Winning Group of Companies.

(g) Increase in Authorized Shares. The Public Company shall have increased its authorized shares from 1,000,000,000 authorized shares to 5,000,000,000 authorized shares.

(h) Distribution of Assets and Liabilities. The Public Company shall have completed the distribution of all its assets and liabilities to the shareholders of the Public Company prior to the Closing, such that the Public Company shall be a shell company with no material assets or liabilities prior to the Closing.

4.03 Conditions to Obligations of Winning Group of Companies. The obligations of Winning Group of Companies to effect the Merger are subject to the satisfaction of the following conditions unless waived by Winning Group of Companies:

(a) Representations and Warranties. The representations and warranties of the Public Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of the Public Company. The Public Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Closing Documents. Winning Group of Companies shall have received all other closing documents as counsel for Winning Group of Companies shall reasonably request.

(d) Consents. The Public Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(e) Due Diligence Review. Winning Group of Companies shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of the Public Company and shall not have determined that any of the representations or warranties of the Public Company contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that the Public Company is otherwise in violation of any of the provisions of this Agreement.

(f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Winning Group of Companies, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against the Public Company the consequences of which, in the judgment of Winning Group of Companies, could be materially adverse to the Public Company.

ARTICLE V.

GENERAL PROVISIONS

5.01 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) if to SeD, the Public Company or Merger Sub:

Chan Heng Fai

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

(b) If to Winning Holdings:

Lau Yat Hin

Unit 23, 6/F, Block B, Profit Industrial Building,

Kwai Fung Cresent, Kwai Fong,

N.T. Hong Kong

(c) If to Winning Group:

Lau Yat Hin

Unit 23, 6/F, Block B, Profit Industrial Building,

Kwai Fung Cresent, Kwai Fong,

N.T. Hong Kong

(d) Pure Talent Group Limited

Room 1506, Tai Tung Building

8 Fleming Road

Wanchai, Hong Kong

5.02 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

5.03 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

5.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Maryland or in the federal courts located in the state of Maryland. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in person am jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

5.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

5.06 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5.07 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

SeD Intelligent Home Inc.

/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Chairman and Chief Executive Officer

LiquidValue Development, Inc.

/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Chairman and Chief Executive Officer

LVD Merger Corp.

/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Chairman and Chief Executive Officer

Winning Catering Management Limited

/s/ Lau Yat Hin
Name:	Lau Yat Hin
Title:	Director

Winning Holdings Limited

/s/ Lau Yat Hin
Name:	Lau Yat Hin
Title:	Director

Pure Talent Group Limited

/s/ Wu Wai Chung Johny
Name:	Wu Wai Chung Johny
Title:	Director

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

EXHIBIT B

LVDW - CAPITALIZATION TABLE

SHAREHOLDERS	Existing No. of Shares	Existing %	No. of Shares After	% After
SeD Intelligent Home Inc	704,015,730	99.996%	704,015,730	14.999%
Winning Holdings Ltd.	-	0.000%	3,754,897,728	80.000%
Pure Talent Group Limited	-	0.000%	234,681,108	5.000%
Others	27,594	0.004%	27,594	0.001%
TOTAL:	704,043,324	100.000%	4,693,622,160	100.000%
Authorized Share Capital	1,000,000,000	-	5,000,000,000	-
Shares to be issued	3,989,578,836	-	-	-